Supplemental Information	June 30, 2015

UMH Properties, Inc.

Juniper Business Plaza	Website: www.umh.com
3499 Route 9 North, Suite 3C	Email: umh@umh.com
Freehold, NJ 07728	Phone: (732) 577-9997

The statement of income (loss) and supplemental statement of income (loss) provided in this supplemental information package present funds from operations, core funds from operations, community NOI, same property NOI and EBITDA which are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America. Please see page 14 for a definition of these supplemental performance measures. Please see the supplemental statement of income (loss) reconciliation for a reconciliation of certain captions in the supplemental statement of income (loss) reported in this supplemental information package to the statement of income (loss) as reported in the Company's filings with the SEC on Form 10-Q.

UMH Properties, Inc. | Second Quarter FY 2015 Supplemental Information	2

Financial Highlights
(unaudited)
	Three Months Ended		Six Months Ended
	6/30/2015	6/30/2014	6/30/2015	6/30/2014
Operating Information
Number of Communities	92	82	92	82
Rental and Related Income	$17,937,342	$15,768,908	$35,153,028	$30,615,684
Community Operating Expenses	$9,139,539	$8,341,946	$17,952,028	$16,629,555
Community NOI	$8,797,803	$7,426,962	$17,201,000	$13,986,129
Expense Ratio	51.0%	52.9%	51.1%	54.3%
Sales of Manufactured Homes	1,616,101	2,379,824	2,744,501	3,382,229
Number of Homes Sold	32	40	56	60
Net Income	$203,982	$1,476,725	$922,499	$2,044,914
Net Loss Attributable to
Common Shareholders	$(1,685,165)	$(412,422)	$(2,855,795)	$(1,733,380)
EBITDA	$8,117,632	$7,902,568	$16,094,577	$14,317,134
FFO	$2,839,959	$3,213,837	$5,892,890	$5,353,195
Core FFO	$3,117,603	$3,213,837	$6,276,665	$5,638,374
Normalized FFO	$3,096,055	$2,506,783	$6,321,917	$4,422,917

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding-
Basic	25,645,978	22,054,132	25,210,785	21,655,236
Diluted	25,702,375	22,104,120	25,262,049	21,700,948
Community NOI - Basic	$0.34	$0.34	$0.68	$0.65
Diluted	$0.34	$0.34	$0.68	$0.64
Net Loss Attributable to Common Shareholders per Share - Basic and Diluted	$(0.06)	$(0.02)	$(0.11)	$(0.08)
FFO per Share- Basic and Diluted	$0.11	$0.15	$0.23	$0.25
Core FFO per Share- Basic and Diluted	$0.12	$0.15	$0.25	$0.26
Normalized FFO per Share- Basic and Diluted	$0.12	$0.11	$0.25	$0.20
Dividends per Common Share	$0.18	$0.18	$0.36	$0.36

Balance Sheet
Total Assets	$506,012,157	$449,835,786	$506,012,157	$449,835,786
Total Liabilities	$300,466,761	$248,655,841	$300,466,761	$248,655,841

Market Capitalization
Total Debt	$289,247,946	$239,478,269	$289,247,946	$239,478,269
Equity Market Capitalization	$255,062,199	$225,271,985	$255,062,199	$225,271,985
Preferred Stock	$91,595,000	$91,595,000	$91,595,000	$91,595,000
Total Market Capitalization	$635,905,145	$556,345,254	$635,905,145	$556,345,254

UMH Properties, Inc. | Second Quarter FY 2015 Supplemental Information	3

Consolidated Balance Sheets
	June 30,	December 31,
	2015	2014
ASSETS	(unaudited)
Investment Property and Equipment
Land	$40,811,514	$39,133,514
Site and Land Improvements	314,349,213	299,776,250
Buildings and Improvements	18,033,386	17,534,698
Rental Homes and Accessories	106,739,856	91,719,997
Total Investment Property	479,933,969	448,164,459
Equipment and Vehicles	12,858,037	12,242,086
Total Investment Property and Equipment	492,792,006	460,406,545
Accumulated Depreciation	(107,952,810)	(99,522,180)
Net Investment Property and Equipment	384,839,196	360,884,365

Other Assets
Cash and Cash Equivalents	9,030,833	8,082,792
Securities Available for Sale at Fair Value	63,347,985	63,555,961
Inventory of Manufactured Homes	14,117,326	12,306,715
Notes and Other Receivables, net	20,228,331	21,992,566
Unamortized Financing Costs	3,174,403	2,228,779
Prepaid Expenses and Other Assets	5,149,091	3,356,034
Land Development Costs	6,124,992	5,861,764
Total Other Assets	121,172,961	117,384,611

TOTAL ASSETS	$506,012,157	$478,268,976

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Mortgages Payable	$224,311,606	$182,670,854
Other Liabilities
Accounts Payable	2,756,693	1,824,293
Loans Payable	64,936,340	77,439,230
Accrued Liabilities and Deposits	5,392,905	4,757,604
Tenant Security Deposits	3,069,217	2,749,890
Total Other Liabilities	76,155,155	86,771,017
Total Liabilities	300,466,761	269,441,871

COMMITMENTS AND CONTINGENCIES

Shareholders' Equity:
Series A - 8.25% Cumulative Redeemable Preferred Stock, Par Value $0.10,
Per Share: 3,663,800 Shares Authorized, Issued and Outstanding as of
June 30, 2015 and December 31, 2014	91,595,000	91,595,000
Common Stock – $0.10 Par Value Per Share: 42,000,000 Shares Authorized;
26,026,755 and 24,372,083 Shares Issued and Outstanding as of
June 30, 2015 and December 31, 2014	2,602,676	2,437,208
Excess Stock – $0.10 Par Value Per Share: 3,000,000 Shares Authorized;
No Shares Issued or Outstanding	-0-	-0-
Additional Paid-In Capital	113,852,090	110,422,454
Accumulated Other Comprehensive Income	(1,836,577)	5,040,236
Accumulated Deficit	(667,793)	(667,793)
Total Shareholders' Equity	205,545,396	208,827,105

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$506,012,157	$478,268,976

UMH Properties, Inc. | Second Quarter FY 2015 Supplemental Information	4

Consolidated Statements of Income (Loss)
(unaudited)
	Three Months Ended		Six Months Ended
	6/30/2015	6/30/2014	6/30/2015	6/30/2014
INCOME:
Rental and Related Income	$17,937,342	$15,768,908	$35,153,028	$30,615,684
Sales of Manufactured Homes	1,616,101	2,379,824	2,744,501	3,382,229
TOTAL INCOME	19,553,443	18,148,732	37,897,529	33,997,913

EXPENSES:
Community Operating Expenses	9,139,539	8,341,946	17,952,028	16,629,555
Cost of Sales of Manufactured Homes	1,238,854	1,944,233	2,119,524	2,710,612
Selling Expenses	658,028	752,136	1,343,567	1,472,815
General and Administrative Expenses	1,808,958	1,779,056	3,465,658	3,382,979
Acquisition Costs	188,248	-0-	294,379	285,179
Depreciation Expense	4,451,195	3,672,454	8,679,469	7,110,126
TOTAL EXPENSES	17,484,822	16,489,825	33,854,625	31,591,266

OTHER INCOME (EXPENSE):
Interest Income	466,129	537,771	944,462	1,085,014
Dividend Income	1,006,876	1,004,610	2,101,654	2,064,075
Gain on Sale of Securities Transactions, net	21,548	707,054	79,748	1,215,457
Other Income	88,692	191,577	138,556	244,264
Interest Expense	(3,238,109)	(2,530,528)	(6,049,720)	(4,738,653)
Amortization of Financing Costs	(135,846)	(138,861)	(265,889)	(255,441)
TOTAL OTHER INCOME (EXPENSE)	(1,790,710)	(228,377)	(3,051,189)	(385,284)

Income before Gain (Loss) on Sales of
Investment Property and Equipment	277,911	1,430,530	991,715	2,021,363
Gain (Loss) on Sales of Investment Property
And Equipment	(73,929)	46,195	(69,216)	23,551
NET INCOME	203,982	1,476,725	922,499	2,044,914

Less: Preferred Dividend	1,889,147	1,889,147	3,778,294	3,778,294

NET LOSS ATTRIBUTABLE TO
COMMON SHAREHOLDERS	$(1,685,165)	$(412,422)	$(2,855,795)	$(1,733,380)

UMH Properties, Inc. | Second Quarter FY 2015 Supplemental Information	5

Consolidated Statements of Cash Flows
(unaudited)
	6/30/2015	6/30/2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$922,499	$2,044,914
Non-Cash Adjustments:
Depreciation	8,679,469	7,110,126
Amortization of Financing Costs	265,889	255,441
Stock Compensation Expense	453,678	562,896
Increase in Provision for Uncollectible Notes and Other Receivables	532,530	455,913
Gain on Sales of Securities Transactions, net	(79,748)	(1,215,457)
(Gain) Loss on Sales of Investment Property and Equipment	69,216	(23,551)

Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	(1,810,611)	(3,141,207)
Notes and Other Receivables	1,231,705	116,946
Prepaid Expenses and Other Assets	(1,793,057)	300,138
Accounts Payable	932,400	894,012
Accrued Liabilities and Deposits	523,496	231,913
Tenant Security Deposits	319,327	354,608
Net Cash Provided by Operating Activities	10,246,793	7,946,692

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities, net of Mortgages Assumed	(10,326,524)	(6,837,261)
Purchase of Investment Property and Equipment	(20,349,094)	(15,126,286)
Proceeds from Sales of Assets	262,578	511,514
Additions to Land Development	(263,228)	(162,832)
Purchase of Securities Available for Sale	(7,528,787)	(5,018,926)
Proceeds from Sales of Securities Available for Sale	1,051,503	7,088,440
Net Cash Used in Investing Activities	(37,153,552)	(19,545,351)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Mortgages, net of Mortgages Assumed	57,655,000	-0-
Net Proceeds (Payments) on Short Term Borrowings	(12,502,890)	13,874,850
Principal Payments of Mortgages	(18,304,724)	(2,268,260)
Financing Costs on Debt	(1,211,513)	(241,177)
Proceeds from Issuance of Common Stock, net of Reinvestments	13,973,648	14,336,379
Proceeds from Exercise of Stock Options	151,200	-0-
Preferred Dividends Paid	(3,778,294)	(3,778,294)
Common Dividends Paid, net of Reinvestments	(8,127,627)	(6,931,849)
Net Cash Provided by Financing Activities	27,854,800	14,991,649

NET INCREASE IN CASH AND CASH EQUIVALENTS	948,041	3,392,990
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	8,082,792	7,615,143
CASH AND CASH EQUIVALENTS – ENDING OF PERIOD	$9,030,833	$11,008,133

UMH Properties, Inc. | Second Quarter FY 2015 Supplemental Information	6

Reconciliation of Net Income to EBITDA and Net Loss Attributable
to Common Shareholders to FFO, Core FFO and Normalized FFO
(unaudited)

	Three Months Ended		Six Months Ended
	6/30/2015	6/30/2014	6/30/2015	6/30/2014
Reconciliation of Net Income To EBITDA

Net Income	$203,982	$1,476,725	$922,499	$2,044,914
Add: Interest Expense	3,238,109	2,530,528	6,049,720	4,738,653
Add: Franchise Taxes	88,500	84,000	177,000	168,000
Add: Depreciation Expense	4,451,195	3,672,454	8,679,469	7,110,126
Add: Amortization of Financing Costs	135,846	138,861	265,889	255,441

EBITDA	$8,117,632	$7,902,568	$16,094,577	$14,317,134

Reconciliation of Net Loss Attributable to Common Shareholders to Funds from Operations

Net Loss Attributable to
Common Shareholders	$(1,685,165)	$(412,422)	$(2,855,795)	$(1,733,380)
Add: Depreciation Expense	4,451,195	3,672,454	8,679,469	7,110,126
Less: (Gain) Loss on Sales of
Depreciable Assets	73,929	(46,195)	69,216	(23,551)

Funds from Operations ("FFO")	2,839,959	3,213,837	5,892,890	5,353,195

Adjustments:
Add: Acquisition Costs	188,248	-0-	294,379	285,179
Add: Cost of Early Extinguishment of Debt	89,396	-0-	89,396	-0-

Core Funds from Operations ("Core FFO")	3,117,603	3,213,837	6,276,665	5,638,374

Adjustments:
Less: Gain on Sale of Securities
Transactions, net	(21,548)	(707,054)	(79,748)	(1,215,457)
Add: Settlement of Memphis Mobile
City Litigation	-0-	-0-	125,000	-0-

Normalized Funds From Operations
(“Normalized FFO”)	$3,096,055	$2,506,783	$6,321,917	$4,422,917

UMH Properties, Inc. | Second Quarter FY 2015 Supplemental Information	7

Market Capitalization, Debt and Coverage Levels
(unaudited)

	Year to Date
	6/30/2015	6/30/2014
Shares Outstanding	26,026,755	22,459,819
Market Price Per Share	$9.80	$10.03
Equity Market Capitalization	$255,062,199	$225,271,985
Total Debt	289,247,946	239,478,269
Preferred	91,595,000	91,595,000
Total Market Capitalization	$635,905,145	$556,345,254

Total Debt	$289,247,946	$239,478,269
Less: Cash and Cash Equivalents	(9,030,833)	(11,008,133)
Net Debt	280,217,113	228,470,136
Less: Securities Available for Sale at Fair Value (Securities)	63,347,985	62,822,789
Net Debt Less Securities	$216,869,128	$165,647,347

Interest Expense	$6,049,720	$4,738,653
Capitalized Interest	143,114	128,806
Preferred Dividends Paid	3,778,294	3,778,294
Total Fixed Charges	$9,971,128	$8,645,753

EBITDA	$16,094,577	$14,317,134

DEBT AND COVERAGE RATIOS

Net Debt / Total Market Capitalization	44.1%	41.1%

Net Debt + Preferred / Total Market Capitalization	58.5%	57.5%

Net Debt Less Securities / Total Market Capitalization	34.1%	29.8%

Net Debt Less Securities + Preferred / Total Market Capitalization	48.5%	46.2%

Interest Coverage	5.3x	6.0x

Fixed Charge Coverage	1.6x	1.7x

Net Debt / EBITDA	8.7x	8.0x

Net Debt Less Securities/ EBITDA	6.7x	5.8x

Net Debt + Preferred / EBITDA	11.6x	11.2x

UMH Properties, Inc. | Second Quarter FY 2015 Supplemental Information	8

Debt Analysis
(unaudited)	Year to Date
	6/30/2015	6/30/2014
DEBT OUTSTANDING
Mortgages Payable	$224,311,606	$176,484,423
Loans Payable:
Unsecured Line of Credit	30,000,000	30,000,000
Other Loans Payable	34,936,340	32,993,846
Total Loans Payable	64,936,340	62,993,846
Total Debt	$289,247,946	$239,478,269

% FIXED/FLOATING
Fixed	71.2%	70.3%
Floating	28.8%	29.7%
Total	100.0%	100.0%

WEIGHTED AVERAGE INTEREST RATES
Mortgages Payable	4.62%	4.76%
Loans Payable	3.45%	3.19%
Total Average	4.36%	4.35%

Debt Maturity

Total Debt (000’s)

Fiscal Year Ended	Mortgages	Loans		Total	% of Total
2016	$8,706,507	$30,000,000	(1)	$38,706,507	13.4%
2017	41,472,331	-		41,472,331	14.3%
2018	16,117,996	-		16,117,996	5.6%
2019	3,252,035	4,000,000		7,252,035	2.5%
2020	13,051,528			13,051,528	4.5%
Thereafter	141,711,209	30,936,340		172,647,549	59.7%

Total as of 06/30/2015	$224,311,606	$64,936,340		$289,247,946	100.0%

Notes:
(1) Includes $35 million Line of Credit due March 2016, which has a one year extension option.

UMH Properties, Inc. | Second Quarter FY 2015 Supplemental Information	9

Property Summary and Snapshot

(unaudited)

	6/30/2015	6/30/2014

Communities	92	82
Developed Sites	15,654	14,459
Occupied	12,702	11,681
Occupancy % (1)	82.0%	81.7%

As of June 30, 2015:

Region	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site
		(2)		(2)			(1)

Indiana	6	345	296	49	1,396	1,143	81.9%	$381
Michigan	1	28	28	-0-	143	105	73.4%	$386
New Jersey	4	348	187	162	1,006	959	95.3%	$570
New York	7	396	301	96	1,132	901	79.6%	$466
Ohio	25	993	770	225	3,627	2,835	78.2%	$321
E. Pennsylvania	26	963	805	159	3,608	3,053	84.6%	$441
W. Pennsylvania	16	904	723	181	2,920	2,192	75.1%	$377
Tennessee	7	413	321	92	1,822	1,514	83.1%	$407

	92	4,390	3,431	964	15,654	12,702	82.0%	$400

Notes:
(1) The 156 Vacant Sites at Memphis Mobile City are not Included in the calculation of occupancy.
(2) Total and Vacant Acreage of 220 for the Mountain View Estates property is not included in the summary since there are no current sites and approval for sites is still in process.

UMH Properties, Inc. | Second Quarter FY 2015 Supplemental Information	10

Acquisition Summary

Year of Acquisition	Number of Communities	Sites	Occupied Sites	Occupancy %	Price	Total Acres
2012	17	1,727	1,559	90%	$47,600,000	382
2013	17	2,738	2,279	83%	$88,270,000	232
2014	14	1,612	1,230	76%	$42,550,000	547
2015 to date	4	623	440	71%	$12,617,000	223

2015 Acquisitions
Community	Date of Acquisition	State	Number of Sites	Purchase Price	Number of Acres	Occupancy
Holly Acres	January 21, 2015	PA	141	$3,800,000	40	96%
Voyager Estates and
Huntingdon Pointe	April 23, 2015	PA	324	5,300,000	141	63%
Valley Stream	May 27, 2015	PA	158	3,517,000	43	64%

Total 2015 to Date			623	$12,617,000	224

UMH Properties, Inc. | Second Quarter FY 2015 Supplemental Information	11

Same Property Statistics
(unaudited)
	For Three Months Ended				For Six Months Ended
	6/30/2015	6/30/2014	Change	% Change	6/30/2015	6/30/2014	Change	% Change

Community Net Operating Income

Rental and Related
Income	$16,321,653	$15,083,124	$1,238,529	8.2%	$32,220,638	$29,773,724	$2,446,914	8.2%
Community Operating
Expenses	7,340,495	7,376,152	(35,657)	-0.5%	15,292,754	15,402,114	(109,360)	-0.7%

Community NOI	$8,981,158	$7,706,972	$1,274,186	16.5%	$16,927,884	$14,371,610	$2,556,274	17.8%

	Year to Date
	6/30/2015	6/20/2014	Change	% Change
OTHER INFORMATION
Number of Properties	74	74	-	N/A
Developed Acreage	2,907	2,907	-	N/A
Vacant Acreage	722	722	-	N/A
Total Sites	13,270	13,301	(31)	-0.2%
Occupied Sites	11,062	10,969	93	0.8%
Occupancy %	83.4%	82.5%	0.9%	N/A
Monthly Rent Per Site	$413	$400	$13	3.3%

Notes:
Same Property includes all properties owned as of January 1, 2014, with the exception of Memphis Mobile City.

UMH Properties, Inc. | Second Quarter FY 2015 Supplemental Information	12

Marcellus and Utica Shale Region Exposure

The Marcellus and Utica Shale Regions	UMH benefits from significant exposures
are large natural gas fields located	to the Marcellus and Utica Shale
beneath much of Pennsylvania, Ohio,	Regions with over 2,600 acres in
West Virginia and New York. These	existing communities.
fields have the potential to be among the
largest sources of natural gas in the
world. It is also expected that the activity	Total Acreage
surrounding the development of the	Total - 4,600
shale regions is to accelerate over the
next few years. With the rise in
development, economies in the shale
region are expected to benefit from
increase employment, wealth of
landowners, and state and local tax
revenues.

Demand for rental homes has already
increased substantially over the past
few years, as a result of the Marcellus
and Utica shale related activity. We are
meeting this demand by adding new
rentals homes to our portfolio.

Existing Home Communities

UMH Properties, Inc. | Second Quarter FY 2015 Supplemental Information	13

Definitions

Investors and analysts following the real estate industry utilize funds from operations ("FFO"), core funds from operations ("Core FFO"), normalized funds from operations (“Normalized FFO”), community NOI, same property NOI, and earnings before interest, taxes, depreciation and amortization ("EBITDA"), variously defined, as supplemental performance measures. While the Company believes net income available to common stockholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property NOI, EBITDA, FFO, and Core FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. Core FFO reflects the same assumptions as FFO except that is also adjusts for the effects of acquisitions costs. Community NOI and Same Property NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property NOI, EBITDA, FFO, and Core FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO, as defined by The National Association of Real Estate Investment Trusts (NAREIT), to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding extraordinary items as defined by U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization. FFO includes gains and losses realized on securities investments.

Core FFO is calculated as FFO plus acquisition costs and cost of early extinguishment of debt.

Normalized FFO is calculated as Core FFO excluding gains and losses realized on securities investments and certain one-time charges.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses. Community NOI excludes realized gains (losses) on securities transactions.

Same Property NOI is calculated as Community NOI, using all properties owned as of January 1, 2014, with the exception of Memphis Mobile City.

EBITDA is calculated as net income plus interest expense, franchise taxes, depreciation expense and amortization of financing costs.

Community NOI, Same Property NOI, EBITDA, FFO, Core FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property NOI, EBITDA, FFO, Core FFO and Normalized FFO should not be considered as substitutes for net income applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property NOI, EBITDA, FFO, Core FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | Second Quarter FY 2015 Supplemental Information	14

Press Release Dated August 6, 2015

FOR IMMEDIATE RELEASE	August 6, 2015
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS 2nd QUARTER 2015 EARNINGS

FREEHOLD, NJ, August 6, 2015........ UMH Properties, Inc. (NYSE:UMH) reported Normalized Funds from Operations (Normalized FFO) of $3,096,000 or $0.12 per diluted share for the quarter ended June 30, 2015, as compared to $2,507,000 or $0.11 per diluted share for the quarter ended June 30, 2014. Normalized FFO for the six months ended June 30, 2015 was $6,322,000 or $0.25 per diluted share as compared to $4,423,000 or $0.20 a year ago. Core Funds from Operations (Core FFO), which includes realized gains on the sale of securities was $3,118,000 or $0.12 per diluted share for the quarter ended June 30, 2015, as compared to $3,214,000 or $0.15 per diluted share for the quarter ended June 30, 2014.

A summary of significant financial information for the three and six months ended June 30, 2015 and 2014 is as follows:

	For the Three Months Ended
	June 30,
	2015	2014

Total Income	$19,553,000	$18,149,000
Total Expenses	$17,485,000	$16,490,000
Gain on Securities Transactions, net	$22,000	$707,000
Net Loss Attributable to Common Shareholders	$(1,685,000)	$(412,000)
Net Loss Attributable to Common Shareholders per Diluted Common Share	$(0.06)	$(0.02)
Core FFO (1)	$3,118,000	$3,214,000
Core FFO (1) per Diluted Common Share	$0.12	$0.15
Normalized FFO (1)	$3,096,000	$2,507,000
Normalized FFO (1) per Diluted Common Share	$0.12	$0.11
Weighted Average Diluted Shares Outstanding	25,702,000	22,104,000

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	For the Six Months Ended
	June 30,
	2015	2014

Total Income	$37,898,000	$33,998,000
Total Expenses	$33,855,000	$31,591,000
Gain on Securities Transactions, net	$80,000	$1,215,000
Net Loss Attributable to Common Shareholders	$(2,856,000)	$(1,733,000)
Net Loss Attributable to Common Shareholders per Diluted Common Share	$(0.11)	$(0.08)
Core FFO (1)	$6,277,000	$5,638,000
Core FFO (1) per Diluted Common Share	$0.25	$0.26
Normalized FFO (1)	$6,322,000	$4,423,000
Normalized FFO (1) per Diluted Common Share	$0.25	$0.20
Weighted Average Diluted Shares Outstanding	25,262,000	21,701,000

A summary of significant balance sheet information as of June 30, 2015 and December 31, 2014 is as follows:

	June 30, 2015	December 31, 2014

Total Investment Property	$479,934,000	$448,164,000
Securities Available for Sale at Fair Value	$63,348,000	$63,556,000
Total Assets	$506,012,000	$478,269,000
Mortgages Payable	$224,312,000	$182,671,000
Loans Payable	$64,936,000	$77,439,000
Total Shareholders’ Equity	$205,545,000	$208,827,000

Samuel A. Landy, President and CEO, commented on the results of the second quarter of 2015:

“We are pleased with the progress achieved during the quarter. Normalized FFO was $3.1 million or $0.12 per diluted share for the second quarter of 2015, compared to $2.5 million or $0.11 per diluted share in the prior year period, representing an increase of 9% on a per share basis. For the six months, normalized FFO increased 25% to $0.25 per diluted share compared to $0.20 per diluted share a year ago. Because the $40 million net proceeds from our recent financing which was completed at the end of the first quarter have not yet been fully deployed, Normalized FFO was impacted this quarter by an increase in interest expense. The proceeds from this financing will go toward funding our upcoming acquisitions which will generate additional per share earnings accretion once they are fully deployed.”

“Community Net Operating Income (NOI) increased 18% to $8.8 million for the second quarter of 2015, as compared to $7.4 million for the same period in 2014. This growth in earnings has been driven by our recent acquisitions, increased occupancy rates, and the addition of rental homes. Demand for rental units continues to be strong and we expect to add a total of approximately 700 occupied rental units this year. We have also continued to improve our same property metrics. Same property occupancy increased 90 basis points over the prior year period from 82.5% to 83.4% currently. Same property revenue increased 8.2% and

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expenses decreased 50 basis points. This resulted in an increase in same property NOI of 16.5% over ther prior year period. For the six months, same property NOI increased 17.8%. Our community operating expenses as a percent of rental and related income continue to trend down as we upgrade and integrate our acquisitions, and for the current quarter was 51.0%, representing a 190 basis point improvement over the prior year period.”

“On the acquisition front, we acquired three Pennsylvania communities during the quarter containing a total of approximately 480 developed homesites for an aggregate purchase price of $8.8 million. In addition to the acquisitions completed thus far in 2015, we have a definitive agreement to purchase six manufactured home communities with a total of approximately 2,200 developed homesites located in Indiana, Ohio and Michigan for a purchase price of approximately $68.6 million.  This acquisition is expected to close during the second half of 2015. We are negotiating the refinancing of several of our existing communities, as well as the financing of four of the to-be-acquired communities to help fund our growing acquisition pipeline. We expect to raise approximately $60 to $65 million of net proceeds after the retirement of existing debt. UMH continues to seek acquisitions in our target markets.”

“Our portfolio is now comprised of 92 communities, with 15,700 developed homesites, situated on 4,600 total acres, in seven states. 57% of our acreage is in the energy-rich Marcellus and Utica Shale Region. Shale development is fueling the revitalization of this region and we feel we are still in the very early stages of witnessing the development of these vast energy resources.”

UMH Properties, Inc. will host its Second Quarter 2015 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Friday, August 7, 2015 at 10:00 a.m. Eastern Time.

The Company’s 2015 second quarter financial results being released herein will be available on the Company’s website at www.umh.com in the “Financial Information and Filings” section under the “Investors” tab.

To participate in the webcast, select the “Investors” tab at the top of the company’s website at www.umh.com, then select the microphone icon. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

 The replay of the conference call will be available at 12:00 p.m. Eastern Time on Friday, August 7, 2015. It will be available until November 1, 2015, and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 10066873. A transcript of the call and the webcast replay will be available at the company’s website, www.umh.com under the “Investors” tab.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates ninety-two manufactured home communities containing approximately 15,700 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana and Michigan. In addition, the Company owns a portfolio of REIT securities.

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UMH Properties, Inc. | Second Quarter FY 2015 Supplemental Information	17

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. Factors and risks that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

(1) Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds From Operations (FFO), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (NAREIT), represents Net Income (Loss) Attributable to Common Shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Core Funds From Operations (Core FFO) as FFO plus acquisition costs and costs of early extinguishment of debt. We define Normalized Funds From Operations (Normalized FFO) as Core FFO excluding gains and losses realized on securities investments and certain non-recurring charges. FFO, Core FFO and Normalized FFO should be considered as supplemental measures of operating performance used by REITs. FFO, Core FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. The items excluded from FFO, Core FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

FFO, Core FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as an alternative to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. FFO, Core FFO and Normalized FFO, as calculated by the Company, may not be comparable to similarly titled measures reported by other REITs.

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The reconciliation of the Company’s U.S. GAAP net income (loss) to the Company’s FFO, Core FFO and Normalized FFO for the three and six months ended June 30, 2015 and 2014 are calculated as follows:

	Three Months Ended		Six Months Ended
	6/30/15	6/30/14	6/30/15	6/30/14
Net Income (Loss) Attributable to Common Shareholders	$(1,685,000)	$(412,000)	$(2,856,000)	$(1,733,000)
Add: Depreciation Expense	4,451,000	3,672,000	8,680,000	7,110,000
Less: (Gain) Loss on Sales of Depreciable Assets	74,000	(46,000)	69,000	(24,000)
FFO Attributable to Common Shareholders	2,840,000	3,214,000	5,893,000	5,353,000
Add: Acquisition Costs	188,000	-0-	294,000	285,000
Add: Cost of Early Extinguishment of Debt	90,000	-0-	90,000	-0-
Core FFO Attributable to Common Shareholders	3,118,000	3,214,000	6,277,000	5,638,000
Less: Gain on Sale of Securities Transactions, net	(22,000)	(707,000)	(80,000)	(1,215,000)
Add: Settlement of Litigation	-0-	-0-	125,000	-0-
Normalized FFO Attributable to Common Shareholders	$3,096,000	$2,507,000	$6,322,000	$4,423,000

The following are the cash flows provided (used) by operating, investing and financing activities for the six months ended June 30, 2015 and 2014:

	2015	2014
Operating Activities	$10,247,000	$7,947,000
Investing Activities	(37,154,000)	(19,545,000)
Financing Activities	27,855,000	14,992,000

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